Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT dated this 12th day of October, 2006 by and between AVANTOGEN ONCOLOGY, INC., a Nevada corporation with offices at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (the “Company”), and CHOPIN OPUS ONE, L.P., a Cayman Islands limited partnership with offices c/o Chopin Capital Partners, LLC, 2150 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 (the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Secured Party has made a loan to the Company, which loan is evidenced by that certain promissory note of even date herewith given by the Company in favor of the Secured Party (the “Note”); and

WHEREAS, in order to secure the Company’s obligations under the Note, the Company is willing to grant the Secured Party a security interest in all of the assets of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions. Except as to those terms otherwise defined in this Security Agreement, all capitalized terms used in this Security Agreement shall have the respective meanings ascribed to them in the Loan Agreement, and all other terms which have meanings defined by the Uniform Commercial Code from time to time in effect in the State of California (the “Code”) shall have the meanings ascribed to them in the Code.

Section 2. The Security Interest.

In order to secure the payment of the Company’s obligations under the Note as the same shall become due in accordance with the provisions thereof (the “Obligations”), the Company hereby grants to the Secured Party a first priority lien (the “Security Interest”) on all of the assets of the Company, including, but not limited to, certificates evidencing all of the shares of the common stock of Resistys, Inc., a Delaware corporation (the “Collateral”).

Section 3. Filing; Further Assurances. The Company will execute, deliver, file and record, or permit the Secured Party to file and record, any financing statements or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper, and deliver any certificated securities, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate the Security Interest, or any part thereof, or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. The Company hereby appoints the Secured Party as its attorney-in-fact to execute and file, in its name and on its behalf, such additional financing statements as the Secured Party may reasonably request.

Section 4. Remedies Upon Default. In the event that the Company fails to pay any of the Obligations, the Secured Party may exercise all the rights and remedies of a secured party under the Code.

Section 5. Termination of Security Interest; Release. Upon the repayment and performance in full of the Obligations, the Security Interest shall terminate, and all rights in the Collateral shall revert to the Company. Upon any such termination of the Security Interest or release of Collateral, the Secured Party will execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be, and will return to the Company any Collateral then in the Secured Party’s possession.

Section 6. Waiver of Claims; Remedies. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder or under any other document evidencing the Obligations and no course of dealing between the Company and the Secured Party shall operate as a waiver thereof.

Section 7. Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to conflicts of law). The parties hereto consent to the jurisdiction of the federal or state courts sitting in the City of Los Angeles, State of California for all disputes hereunder and expressly waive any rights they may have to contest the jurisdiction, venue or authority of such arbitrators or courts.

Section 8. Entire Agreement. This Security Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

Section 9. Assignment. This Security Agreement shall not be assignable by any party hereto. Nothing in this Security Agreement is intended to confer upon any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by any reason of this Security Agreement.

Section 10. Notices. All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or similar writing) and shall be given by delivery or by certified or registered mail, postage prepaid, at the addresses first above written or to such other address or telecopy number (or other similar number) as any party may from time to time specify to the other party hereto.

IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto as of the day and year first above written.

AVANTOGEN ONCOLOGY, INC.

By:
Angela Bronow Davanzo
Chief Financial Officer

CHOPIN OPUS ONE, L.P.

By:	Chopin Holdings, Ltd., Its General Partner
By:	Greenland Ltd., Its Director

By:
Angelo M. Venardos
Authorized Signatory